SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 26, 2018
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Effective February 27, 2018, the Board of Directors (the “Board”) of Principal Financial Group, Inc. (the “Company”) approved the Company’s Amended and Restated By-laws (the “By-laws”) adopting a “proxy access” provision as Section 1.17. The proxy access provision permits a shareholder or group of up to 20 shareholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate candidates for election to the Board, and requires the inclusion of such candidate(s) in the Company’s proxy materials for the meeting at which such election will be held, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws.

The By-laws also make other changes to conform with, and implement, the adoption of the proxy access provision. This summary of the by-law amendments is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, effective February 27, 2018, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference into this filing.

Item 9.01    Financial Statements and Exhibits

Exhibit No. 3.1	Principal Financial Group, Inc. Amended and Restated By-laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Vice President, General Counsel and Secretary

Date: March 2, 2018